Exhibit 5.3

Akerman LLP Las Olas Centre II, Suite 1600 350 East Las Olas Boulevard Fort Lauderdale, FL 33301-2999 Tel: 954.463.2700 Fax: 954.463.2224

April 4, 2017

Omega Healthcare Investors, Inc.

200 International Circle

Suite 3500

Hunt Valley, MD 21030

Re:	Offering of 4.50% Senior Notes due 2025 and 4.750% Senior Notes due 2028

Ladies and Gentlemen:

We have acted as local Florida counsel to Florida Real Estate Company, LLC, a Florida limited liability company (“FREC”), Pensacola Real Estate Holdings I, LLC, a Florida limited liability company (“Pensacola I”), Pensacola Real Estate Holdings II, LLC, a Florida limited liability company (“Pensacola II”), Pensacola Real Estate Holdings III, LLC, a Florida limited liability company (“Pensacola III”), Pensacola Real Estate Holdings IV, LLC, a Florida limited liability company (“Pensacola IV”), Pensacola Real Estate Holdings V, LLC, a Florida limited liability company (“Pensacola V”), and Skyler Pensacola, LLC, a Florida limited liability company (“Skyler” and, together with FREC, Pensacola I, Pensacola II, Pensacola III, Pensacola IV, Pensacola V, the “Florida Guarantors”), each of which is a wholly owned, direct or indirect, as applicable, subsidiary of Omega Healthcare Investors, Inc., a Maryland corporation (the “Parent”), in connection with the sale to the several underwriters named in the Underwriting Agreement (defined below) by the Parent of $150,000,000 aggregate principal amount of 4.50% Senior Notes due 2025 and $550,000,000 aggregate principal amount of 4.750% Senior Notes due 2028 (collectively, the "Notes") and the guarantee of the Notes by the Guarantors (defined below) (the "Guarantees", and together with the Notes, the "Securities"), pursuant to the terms of that certain Underwriting Agreement (the "Underwriting Agreement"), dated as of March 28, 2017, by and among the Parent, the Guarantors, J.P. Morgan Securities LLC, Credit Agricole Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Stifel, Nicoulas & Company, Incorporated, on behalf of themselves and as the representatives of the several underwriters named therein. The Securities are being issued pursuant to (i) the Indenture, dated as of September 11, 2014 (the "2014 Indenture"), among the Parent, the subsidiary guarantors named therein, including the Florida Guarantors (the "2014 Indentures Guarantors"), and U.S. Bank National Association, as Trustee; and (ii) the Indenture,

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Omega Healthcare Investors, Inc.

April 4, 2017

dated as of April 4, 2017 (the "2017 Indenture" and together with the 2014 Indenture, the "Indentures"), among the Parent, the subsidiary guarantors named therein, including the Florida Guarantors (the "2017 Indentures Guarantors" and together with the 2014 Indenture Guarantors, the "Guarantors"), and U.S. Bank National Association, as Trustee.

This opinion letter is being furnished in accordance with requirements of item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”). This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly so stated.

In rendering our opinions herein, we have reviewed and relied upon originals or copies, certified or otherwise, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for rendering our opinions. In connection with issuing this opinion, we have reviewed originals or copies of the following documents:

(i)	The Indentures;

(ii)	The Guarantee of each of the Florida Guarantors (collectively, the "Florida Guarantees");

(iii)	As to FREC:

a.	the Articles of Organization of FREC, certified as true and correct by the Florida Department of State (the "Department") on March 16, 2017;

b.	the Second Amended and Restated Limited Liability Company Agreement of FREC, dated January 22, 2010, certified as true, correct and complete by the Secretary of FREC as of the date hereof;

c.	resolutions adopted by the written consent of the sole member of FREC as of March 22, 2017, authorizing, among other things, the execution and delivery of FREC of the Guarantees, certified as true, correct and complete by the Secretary of FREC as of the date hereof; and

d.	a certificate from the Department issued on March 16, 2017, stating, among other things, that as of such date FREC is a limited liability company organized under the laws of the State of Florida, has paid all fees due to the Department through December 31, 2016, and that its status is active;

(iv)	As to Pensacola I:

a.	the Certificate of Conversion and Articles of Organization of Pensacola I, certified as true and correct by the Department on March 16, 2017;

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April 4, 2017

b.	the Operating Agreement of Pensacola I, dated March 5, 2015, certified as true, correct and complete by the Secretary of Pensacola I as of the date hereof;

c.	resolutions adopted by the written consent of the sole member of Pensacola I as of March 22, 2017, authorizing, among other things, the execution and delivery of Pensacola I of the Guarantees, certified as true, correct and complete by the Secretary of Pensacola I as of the date hereof; and

d.	a certificate from the Department issued on March 16, 2017, stating, among other things, that as of such date Pensacola I is a limited liability company organized under the laws of the State of Florida, has paid all fees due to the Department through December 31, 2016, and that its status is active;

(v)	As to Pensacola II:

a.	the Certificate of Conversion and Articles of Organization of Pensacola II, certified as true and correct by the Department on March 16, 2017;

b.	the Operating Agreement of Pensacola II, dated March 5, 2015, certified as true, correct and complete by the Secretary of Pensacola II as of the date hereof;

c.	resolutions adopted by the written consent of the sole member of Pensacola II as of March 22, 2017, authorizing, among other things, the execution and delivery of Pensacola II of the Guarantees, certified as true, correct and complete by the Secretary of Pensacola II as of the date hereof; and

d.	a certificate from the Department issued on March 16, 2017, stating, among other things, that as of such date Pensacola II is a limited liability company organized under the laws of the State of Florida, has paid all fees due to the Department through December 31, 2016, and that its status is active;

(vi)	As to Pensacola III:

a.	the Certificate of Conversion and Articles of Organization of Pensacola III, certified as true and correct by the Department on March 16, 2017;

b.	the Amended and Restated Limited Liability Company Agreement of Pensacola III, dated March 5, 2015, certified as true, correct and complete by the Secretary of Pensacola III as of the date hereof;

c.	resolutions adopted by the written consent of the sole member of Pensacola III as of March 22, 2017, authorizing, among other things, the execution and delivery of Pensacola III of the Guarantees, certified as true, correct and complete by the Secretary of Pensacola III as of the date hereof; and

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April 4, 2017

d.	a certificate from the Department issued on March 16, 2017, stating, among other things, that as of such date Pensacola III is a limited liability company organized under the laws of the State of Florida, has paid all fees due to the Department through December 31, 2016, and that its status is active;

(vii)	as to Pensacola IV:

a.	the Certificate of Conversion and Articles of Organization of Pensacola IV, certified as true and correct by the Department on March 16, 2017;

b.	the Amended and Restated Limited Liability Company Agreement of Pensacola IV, dated March 5, 2015, certified as true, correct and complete by the Secretary of Pensacola IV as of the date hereof;

c.	resolutions adopted by the written consent of the sole member of Pensacola IV as of March 22, 2017, authorizing, among other things, the execution and delivery of Pensacola IV of the Guarantees, certified as true, correct and complete by the Secretary of Pensacola IV as of the date hereof; and

d.	a certificate from the Department issued on March 16, 2017, stating, among other things, that as of such date Pensacola IV is a limited liability company organized under the laws of the State of Florida, has paid all fees due to the Department through December 31, 2016, and that its status is active;

(viii)	As to Pensacola V:

a.	the Certificate of Conversion and Articles of Organization of Pensacola V, certified as true and correct by the Department on March 16, 2017;

b.	the Amended and Restated Limited Liability Company Agreement of Pensacola V, dated March 5, 2015, certified as true, correct and complete by the Secretary of Pensacola V as of the date hereof;

c.	resolutions adopted by the written consent of the sole member of Pensacola V as of March 22, 2017, authorizing, among other things, the execution and delivery of Pensacola V of the Guarantees, certified as true, correct and complete by the Secretary of Pensacola V as of the date hereof; and

d.	a certificate from the Department issued on March 16, 2017, stating, among other things, that as of such date Pensacola V is a limited liability company organized under the laws of the State of Florida, has paid all fees due to the Department through December 31, 2016, and that its status is active; and

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April 4, 2017

(ix)	As to Skyler:

a.	the Certificate of Conversion and Articles of Organization of Skyler, certified as true and correct by the Department on March 16, 2017;

b.	the Amended and Restated Limited Liability Company Agreement of Skyler, dated March 5, 2015, certified as true, correct and complete by the Secretary of Skyler as of the date hereof;

c.	resolutions adopted by the written consent of the sole member of Skyler as of March 22, 2017, authorizing, among other things, the execution and delivery of Skyler of the Guarantees, certified as true, correct and complete by the Secretary of Skyler as of the date hereof; and

d.	a certificate from the Department issued on March 16, 2017, stating, among other things, that as of such date Skyler is a limited liability company organized under the laws of the State of Florida, has paid all fees due to the Department through December 31, 2016, and that its status is active.

The certificates described in paragraphs (iii)(d), iv(d), (v)(d), (vi)(d), (vii)(d), (viii)(d), and (ix)(d) are collectively referred to herein as the “Certificates of Status.”

We have, with your consent, assumed that certificates of public officials dated earlier than the date of this opinion letter remain accurate from such earlier dates through and including the opinion letter date.

In rendering the opinions set forth herein, we have relied, without investigation, on each of the following assumptions: (a) the legal capacity of each natural person to take all actions required of each such person in connection with the Indentures and the Florida Guarantees; (b) the genuineness of each signature, the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy; (c) the truthfulness of each statement as to all factual matters otherwise not known to us to be untruthful contained in any document encompassed within the diligence review undertaken by us; (d) the legal existence of each party to the Indentures other than the Florida Guarantors; (e) the power of each party to the Indentures, other than the Florida Guarantors, to execute, deliver and perform the Indentures and to do each other act done or to be done by such party; (f) the authorization by each party, other than the Florida Guarantors, of each document executed and delivered or to be executed and delivered in connection with the Indentures by such party; (g) the execution and delivery by each party of each document executed and delivered or to be executed and delivered in connection with the Indentures by such party; (h) that the Indentures and the Florida Guarantees are or will be a legal, valid and binding obligation of each party, enforceable against each such party in accordance with its terms; and (i) each certificate or other document issued by a public authority is accurate, complete, and

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authentic as of the date of this opinion letter, and all official public records (including their proper indexing and filing) are accurate and complete.

Based upon and subject to the foregoing, and subject to the assumptions, limitations, and qualifications contained herein, we are of the opinion that:

1.	Based solely on the Certificates of Status issued by the Department, each of the Florida Guarantors is a limited liability company organized under Florida law, and its limited liability company status is active.

2.	Each of the Florida Guarantors has the limited liability company power to execute and deliver the Indentures and the Florida Guarantees to which it is a party and to perform its respective obligations thereunder.

3.	Each of the Florida Guarantors has authorized the execution, delivery and performance of the 2017 Indenture and the Florida Guarantees to which it is a party by all necessary limited liability company action on the part of such Florida Guarantor.

We have acted as local Florida counsel to the Florida Guarantors solely for the purpose of providing this opinion letter under Florida law and for no other purpose. In rendering the foregoing opinions, we are not passing upon, and assume no responsibility for, any disclosure in the Prospectus Supplement (or the Registration Statement, as defined below, to which it relates) or other offering material regarding the Florida Guarantors or regarding the Florida Guarantees, or regarding the offering and sale of the securities. Further, no opinions are provided hereunder with respect to any federal, state “blue sky” or foreign securities laws. Finally, no opinions are rendered under the laws of the United States or of any other jurisdiction.

This opinion letter speaks only as of the date hereof, and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished to you in connection with the filing of the Parent’s Current Report on Form 8-K relating to the Parent’s Registration Statement on Form S-3, as amended (the “Registration Statement”), File No. 333-208710, and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

Omega Healthcare Investors, Inc.

April 4, 2017

We hereby consent to the filing of this opinion as an exhibit to the Parent’s Current Report on Form 8-K relating to the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/         Akerman LLP

AKERMAN LLP